Exhibit 10.14

THE NASDAQ STOCK MARKET, INC.

PERFORMANCE SHARE UNIT AGREEMENT

This PERFORMANCE SHARE UNIT AGREEMENT (this “Agreement”) between The Nasdaq Stock Market, Inc., a Delaware corporation (the “Company”), and Robert Greifeld (the “Grantee”) memorializes: (i) the grant of performance share units previously made to the Grantee pursuant to the terms of that certain Amended and Restated Employment Agreement by and between the Company and the Grantee, effective as of January 1, 2007 (the “Employment Agreement”) and (ii) the approval by the Management Compensation Committee of the Board of Directors of the Company (the “Committee”) on March 30, 2007 of the performance goal with respect to such performance share units.

RECITALS:

The Company has adopted The Nasdaq Stock Market, Inc. Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. The Plan in relevant part provides for the issuance of stock-based awards that are subject to the attainment of performance goals as established by the Committee.

The Committee has determined that it is in the best interests of the Company and its stockholders to grant the performance share units provided for herein to the Grantee pursuant to the Plan and under the terms set forth herein as an increased incentive for the Grantee to contribute to the Company’s future success and prosperity.

Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan or the Employment Agreement, as the case may be.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Performance-Based Award. The Company hereby grants to the Grantee 80,000 performance share units (the “Performance Share Units”), which Performance Share Units shall entitle the Grantee to receive up to 120,000 Shares (or a lesser number of Shares, or no Shares whatsoever), all in accordance with the terms and conditions set forth herein. Shares corresponding to the Performance Share Units granted herein are in all events to be delivered to the Grantee only after the Grantee has become vested in the Performance Share Units pursuant to Section 4, below.

2. Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on January 1, 2007 and ending on December 31, 2009.

3. Performance Goal. The Performance Goal is set out in Appendix A hereto, which Appendix A is incorporated by reference herein and made a part hereof. Depending upon the extent, if any, to which the Performance Goal has been achieved, and subject to compliance with the requirements of Section 4, each Performance Share Unit shall entitled the Grantee to receive upon completion of the Performance Period between 0 and 1.5 Shares. The Committee shall, as soon as practicable following the last day of the Performance Period, certify (i) the extent, if any, to which, in accordance with Appendix A, the Performance Goal has been achieved with respect to the Performance Period and (ii) the number of whole and/or partial Shares, if any, which, subject to compliance with the requirements of Section 4, the Grantee shall be entitled to receive with respect to each Performance Share Unit (with such number of whole and/or partial Shares being hereafter referred to as the “Share Delivery Factor”). Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.

4. Vesting of Performance Share Units. The Performance Share Units are subject to forfeiture to the Company until they become nonforfeitable in accordance with this Section 4. Subject to the provisions of Section 6, the risk of forfeiture will lapse on all Performance Share Units, and all Performance Share Units shall thereupon become vested, upon the completion of the Performance Period.

5. Delivery of Stock Certificates. A certificate in the number of whole Shares (if any) equal to the product of (i) the number of vested Performance Share Units multiplied by (ii) the Share Delivery Factor (with such product rounded up to the next whole number) shall be registered in the name of the Grantee and delivered to the Grantee or the Grantee’s legal representative not later than 30 days following the aforementioned certification by the Committee, but in no event later than the June 30th that immediately follows the completion of the Performance Period, provided that the Grantee has otherwise complied with the requirements of Section 13.

6. Termination of Employment.

(a) In the event that (1) the Company terminates the Grantee’s employment with the Company for Cause or (2) the Grantee terminates his employment with the Company without Good Reason, all Performance Share Units which have not as of the Date of Termination become vested shall be cancelled and forfeited, effective as of the Date of Termination, without further consideration to the Grantee.

(b) In the event that (1) the Company terminates the Grantee’s employment with the Company without Cause, (2) the Grantee terminates his employment with the Company for Good Reason, (3) the Grantee’s employment with the Company terminates by reason of death, Permanent Disability or Retirement, or (4) the Grantee’s employment with the Company terminates by reason of the delivery of a Non-Renewal Notice by either the Company or the Grantee, all Performance Share Units shall become vested in accordance with the provisions of Section 4 as if the Grantee’s employment had not terminated; provided, however, that in the event the Grantee breaches any of his obligations under Section 9 or 10 of the Employment Agreement, any unvested Performance Share Units or vested Performance Share Units for which Share certificates have not yet been delivered shall be deemed cancelled and forfeited without further consideration to the Grantee.

7. Repayment; Recalculation of Number of Shares to be Delivered. If the Company, for any reason, downwardly restates its financial results with respect to the fiscal year of the Company ending December 31, 2006 or the fiscal year of the Company ending December 31, 2009, the Committee, in its sole discretion, may, to the extent permitted by law and to the extent it determines in its sole judgment that it is in the best interests of the Company to do so, redetermine (i) the extent, if any, to which, in accordance with Appendix A, and based upon such restated financial results, the Performance Goal has been achieved with respect to the Performance Period and (ii) the number of whole and partial Shares, if any, which, subject to compliance with the requirements of Section 4, the Grantee shall thereupon be (or shall have been, as the case may be) entitled to receive with respect to each Performance Share Unit (with such number of whole or partial Shares being hereafter referred to as the “Revised Share Delivery Factor”). If the Committee in fact takes such action, (i) in the event that Shares have not yet been delivered to the Grantee pursuant to the provisions of Section 5, the number of Shares to be delivered shall instead be determined based upon the Revised Share Delivery Factor and (ii) in the event that Shares have already been delivered, the Committee shall require the repayment by the Grantee to the Company of that number of Shares equal to the difference between the number of Shares so delivered and the lesser number of Shares which would have been delivered based upon the Revised Share Delivery Factor.

8. Tax Consequences. The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant or vesting of the Performance Share Units and the delivery of Shares in connection therewith. The Grantee has reviewed with the Grantee’s own tax advisors the federal, state, and local and tax consequences of the grant and vesting of the Performance Share Units and the delivery of Shares in connection therewith as contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

9. Transferability.

(a) Except as provided below, the Performance Share Units are nontransferable and may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer, by will or the laws of descent and distribution, the transferee shall hold such Performance Share Units subject to all the terms and conditions that were applicable to the Grantee immediately prior to such transfer. Notwithstanding the foregoing, the Grantee may transfer any vested Performance Share Units to members of his immediate family (defined as his spouse, children or grandchildren) or to one or more trusts for the exclusive benefit of such immediate family members or partnerships in which such immediate family members are the only partners if the transfer is approved by the Committee and the Grantee does not receive any consideration for the transfer. Any such transferred portion of the Performance Share Units shall continue to be subject to the same terms and conditions that were applicable to such portion of the Performance Share Units immediately prior to transfer (except that such transferred Performance Share Units shall not be further transferable by the transferee). No transfer of a portion of the Performance Share Units shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions hereof.

(b) Upon any transfer by will or the laws of descent and distribution, such transferee shall take the Performance Share Units and the Shares delivered in connection therewith (the “Transferee Shares”) subject to all the terms and conditions that were (or would have been) applicable to the Performance Share Units and the Transferee Shares immediately prior to such transfer.

10. Rights of Grantee. Prior to the delivery, if any, of Shares to the Grantee pursuant to the provisions of Section 5, the Grantee shall not have any rights of a shareholder of the Company on account of the Performance Share Units.

11. Unfunded Nature of Performance Share Units. The Company will not segregate any funds representing the potential liability arising under this Agreement. The Grantee’s rights in respect of this Agreement are those of an unsecured general creditor of the Company. The liability for any payment under this Agreement will be a liability of the Company and not a liability of any of its officers, directors or Affiliates.

12. Securities Laws. The Company may condition delivery of certificates for Shares delivered for any vested Performance Share Units upon the prior receipt from the Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws.

13. Withholding. The Grantee shall pay to the Company promptly upon request, and in any event, no later than at the time the Company determines that the Grantee will recognize taxable income in respect of the Performance Share Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Performance Share Units. Such payment shall be made in the form of (i) cash, (ii) Shares already owned for at least six months, (iii) delivering to the Company a portion of the Shares otherwise to be delivered to the Grantee with respect to the Performance Share Units sufficient to satisfy the minimum withholding required with respect thereto to the extent permitted by the Company, or (iv) in a combination of such methods, as irrevocably elected by the Grantee prior to the applicable tax due date with respect to the Units.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15. Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the parties hereto.

16. No Right to Continued Employment. This Agreement shall not confer on the Grantee any right to be retained, in any position, as an employee, consultant or director of the Company.

17. Notices. Any notice, request, instruction or other document given under this Agreement shall be in writing and may be delivered by such method as may be permitted by the Company, and shall be addressed and delivered, in the case of the Company, to the Secretary of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address as shown in the records of the Company or to such other address as may be designated in writing (or by such other method. approved by the Company) by either party.

18. Conflict. In the event of conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of this Agreement will govern and prevail.

19. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

20. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Performance Share Unit Agreement on the 21st day of February, 2008. By execution of this Performance Share Unit Agreement the Grantee acknowledges receipt of a copy of the Plan.

THE NASDAQ STOCK MARKET, INC.

/s/ James L. Johnson, Jr.
By: James L. Johnson, Jr. Title: Senior Vice President

ROBERT GREIFELD

/s/ Robert Greifeld
Signature

Appendix A

Performance Goal for Performance Share Unit Grant

January 1, 2007 – December 31, 2009 Performance Period

This Appendix A to the Performance Share Unit Agreement sets forth the Performance Goal to be achieved and, depending upon the extent (if any) to which the Performance Goal is achieved, the number of whole and/or partial Shares, if any, which the Grantee shall have the right to receive with respect to each Performance Share Unit. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement and the Plan.

The sole Performance Goal shall be earnings per share growth (“EPS Growth”) of the Company during the Performance Period. EPS Growth shall be expressed as the compounded annual increase, if any, in the earnings per share of the Company during the Performance Period (“Percentage Rate of EPS Growth”), and shall be determined based upon the amount, if any, by which (i) the earnings per share of the Company as determined in accordance with U.S. generally accepted accounting principles (“EPS”) for the fiscal year of the Company ending December 31, 2009 exceeds (ii) the EPS of the Company for the fiscal year of the Company ending December 31, 2006. The Committee will rely on the Company’s audited financial statements and related information for purposes of determining the amount, if any, of EPS Growth.

Each Performance Share Unit shall, subject to the vesting provisions set forth in the Agreement, entitle the Grantee to 0.5 Shares for the achievement of “threshold” EPS Growth performance, 1.0 Share for the achievement of “target” EPS Growth performance, and 1.5 Shares for the achievement of “maximum” EPS Growth performance.

The following table sets forth these three EPS Growth performance levels:

Table 1: Levels of Achievement of the Performance Goal

	Threshold Performance	Target Performance	Maximum Performance
EPS Growth (compounded annual increase over the Performance Period)	10% growth	15% growth	22.5% growth

The following table sets forth, subject to the vesting conditions set forth in the Agreement, the total number of Shares deliverable to the Grantee as a result of achievement of each such Performance Goal level.

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Table 2: Number of Shares Deliverable Upon Achievement

of Performance Goal

Threshold Performance	Target Performance	Maximum Performance
40,000	80,000	120,000

For EPS Growth below the “threshold” percentage level, no Shares shall be deliverable to the Grantee. For EPS Growth between (i) the “threshold” percentage level and the “target” percentage level or (ii) between the “target” percentage level and the “maximum” percentage level (as specified in Table 1, above), the whole and/or partial number of Shares deliverable with respect to each Performance Share Unit will be interpolated by the Committee to three decimal places.

Notwithstanding any of the foregoing provisions of this Appendix A to the contrary, to the extent permitted under Section 162(m) of the Code and any other applicable laws or regulations, the Committee may adjust the “target,” “threshold” and “maximum” EPS Growth performance percentage levels, in its sole discretion, so as to prevent the dilution or enlargement of the Grantee’s Performance Share Units as a result of any event specified in the definition of “Performance Goals” in the Plan, but only to the extent that the exercise of such discretion would not cause the Performance Share Units to fail to qualify as “performance-based compensation” under Section 162(m) of the Code.

All actions taken by the Committee pursuant to this Appendix A shall be final, conclusive and binding upon the Grantee, and all other persons, to the maximum extent permitted by law.

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